NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o Elect trustees for the fund. The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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         TRUSTEE                      FOR            WITHHELD      PERCENTAGE
                                                                      FOR
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    John J. Brennan              9,209,355,221     122,244,285     98.7%
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    Charles D. Ellis             9,205,781,218     125,818,289     98.7
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    Rajiv L. Gupta               9,194,414,127     137,185,379     98.5
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    JoAnn Heffernan Heisen       9,206,611,388     124,988,119     98.7
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    Burton G. Malkiel            9,193,862,139     137,737,368     98.5
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    Alfred M. Rankin, Jr.        9,210,540,485     121,059,022     98.7
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    J. Lawrence Wilson           9,196,493,811     135,105,695     98.6
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o    Change the fund's  policy on investing in other mutual  funds.  This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

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          FOR             AGAINST        ABSTAIN          BROKER      PERCENTAGE
                                                        NON-VOTES        FOR
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    8,498,519,739       310,382,454    150,864,559    371,832,754     91.1%
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